Exhibit 99.1

Issue Date: Nov. 22, 2010

Investor Update

This investor update provides forward-looking information about United Continental Holdings, Inc. (“the Company”) for the fourth quarter and full year 2010.

Combined Company (United and Continental) Outlook Highlights

based on unaudited pro forma purchase accounting adjustments

Pro-Forma Financial Statement Update

Included in this investor update are pro forma financial statements for the combined Company from first quarter 2009 through third quarter 2010. These pro forma financial statements have been adjusted to reflect new income statement classifications for certain items that the Company will use going forward, as well as estimates of the impact of purchase accounting on earnings in the fourth quarter of 2010.

The unaudited quarterly pro forma income statements have been prepared to give effect to the merger as if it had been consummated on different dates (Jan. 1, 2008, Oct. 1, 2008, Jan. 1, 2009, Oct. 1, 2009 or Oct. 1, 2010) depending on the particular purchase accounting adjustment, in order to facilitate the most meaningful year over year comparison. The unaudited quarterly pro forma income statements were prepared using the acquisition method of accounting with the Company considered the acquirer of Continental Airlines, Inc. (“Continental”). The estimates of these purchase accounting adjustments as of Oct. 1, 2010 are estimates and will be finalized in the fourth quarter of 2010.

Income Statement Classification Impact – Revenue

The pro-forma financial statements have been adjusted to reflect the decision of the Company to classify ticketing and change fees as well as baggage fees as other revenue, consistent with the historical presentation of Continental. In this update, the Company has provided both quarterly pro-forma passenger revenue results, and monthly year over year PRASM information based on the final income statement classifications. Additional information on the reclassifications can be found in Note 1.

Income Statement Classification Impact – Operating Expense

The pro-forma financial statements have been adjusted to reflect the decision of the Company to only include expenses paid to third party flying partners for regional flying in the contract carrier expense line item, consistent with the historical Continental income statement presentation. As such, expenses that had been classified in the Regional Affiliates line in the historical United Air Lines Inc. (“United”) presentation now reside in Aircraft Fuel, Salaries and Related costs, Aircraft Rentals, Landing Fees and Other Rentals and Other Operating Expenses. Additional information on the reclassifications can be found in Note 1.

Non-Fuel Expense Guidance

Based on the purchase accounting impacts and income statement reclassifications, fourth quarter consolidated cost per ASM (CASM), excluding fuel, profit sharing, certain accounting charges and merger-related expenses for the Company is expected to be up 2.5% to 3.5%. For the full year, the Company estimates consolidated CASM excluding fuel, profit sharing, certain accounting charges and merger-related expenses will be up 2.5% to 2.8%. This guidance only reflects the impacts of the new income statement classifications and updated estimates of purchase accounting impacts; the underlying outlook for core non-fuel costs is unchanged.

As we disclosed in our October Investor Update, the Company expects to implement a revenue sharing structure for its trans-Atlantic joint venture during the fourth quarter 2010, which will be retroactive to January 1, 2010. The Company will account for the revenue sharing obligations for the first nine months of 2010 related to this revenue sharing agreement as other operating expense in the fourth quarter. The Company estimates the impact of this obligation to be approximately $100 million, which accounts for 2 points of year over year growth in Consolidated CASM excluding fuel in the fourth quarter and is included in its guidance. This estimated revenue sharing payment is substantially less than the additional passenger revenue United and Continental receive from the joint marketing, scheduling and pricing efforts of the joint venture. Current quarter and future adjustments related to revenue share payments will be booked as an adjustment to passenger revenue.

Fuel Expense

The Company estimates its consolidated fuel price, including the impact of settled hedges, to be $2.44 per gallon for the fourth quarter and $2.34 per gallon for the full year.

Profit Sharing

United and Continental have separate employee profit sharing plans for the employees of each respective subsidiary. The Company’s profit sharing plan for United pays 15% of total GAAP pre-tax profits, excluding special items and stock compensation expense, to the employees of United when pre-tax profit excluding special items, profit sharing expense and stock-based compensation program expense exceeds $10 million. The Company currently expects that stock compensation program expense for United to be $28 million in the fourth quarter, and $58 million for the full year which should be added back to earnings when calculating profit sharing expense.

The Company’s profit sharing plan for Continental creates an award pool of 15% of annual pre-tax income excluding special, unusual or non-recurring items.

For both United and Continental, profit sharing expense is accrued on a year-to-date basis.

Non-Operating Income/Expense

Non-operating expense for the Company is estimated to be between $245 million and $255 million for the fourth quarter, and between $970 million and $980 million for the full year. Non-operating income/(expense) includes interest expense, capitalized interest, interest income and other non-operating income/(expense).

Pension Expense and Contributions

United does not have any tax-qualified defined benefit pension plans. The Company estimates that its non-cash pension expense for the pro-forma combined Company will be approximately $107 million for 2010 including the impact of purchase accounting. This amount excludes non-cash settlement charges related to lump-sum distributions. Settlement charges are possible during 2010, but the Company is not able at this time to estimate the amount of these charges.

Selected Balance Sheet Measures

The Company estimates that, as of October 1, 2010, it had total Debt and Capital Lease obligations of approximately $15.8 billion. The Company also estimates that it had, as of the same date, $6 billion in frequent flyer deferred revenue and advance purchase of miles, a $3.7 billion liability for Advance Ticket Sales, a $2.2 billion Postretirement Benefit Liability and a $1.7 billion Accrued Pension Liability.

Combined Company Outlook

based on unaudited pro forma purchase accounting adjustments

							PRO-FORMA
	Estimated Fourth Quarter 2010			Year-Over-Year % Change Higher/(Lower)			Estimated Full Year 2010			Year-Over-Year % Change Higher/(Lower)
Capacity (Million ASMs)
Mainline Capacity
Domestic Capacity	28,086	—	28,369	(1.1)%	—	(0.1)%	114,369	—	114,652	(2.4)%	—	(2.2)%
Atlantic Capacity	11,670	—	11,778	9.0%	—	10.0%	48,117	—	48,225	2.0%	—	2.2%
Pacific Capacity	9,429	—	9,519	5.0%	—	6.0%	37,752	—	37,842	0.9%	—	1.2%
Latin America Capacity	4,505	—	4,547	7.5%	—	8.5%	19,233	—	19,275	4.8%	—	5.0%
Total Mainline Capacity	53,690	—	54,213	2.7%	—	3.7%	219,471	—	219,994	(0.3)%	—	(0.1)%
Regional Affiliates & Other Capacity*	8,028	—	8,104	5.1%	—	6.1%	32,913	—	32,989	9.3%	—	9.5%
Consolidated Capacity
Domestic Capacity	35,728	—	36,087	(0.2)%	—	0.8%	145,749	—	146,108	(0.3)%	—	(0.1)%
International Capacity	25,990	—	26,230	7.7%	—	8.7%	106,635	—	106,875	2.5%	—	2.7%
Total Consolidated Capacity	61,718	—	62,317	3.0%	—	4.0%	252,384	—	252,983	0.8%	—	1.1%

Traffic (Million RPMs)
Mainline System Traffic	Fourth Quarter Traffic Outlook To Be Provided Later In The Quarter
Domestic System Traffic
Latin America System Traffic
Atlantic System Traffic
Pacific System Traffic
Total Mainline System Traffic
Regional Affiliates & Other System Traffic*
Consolidated System Traffic
Domestic System Traffic
International System Traffic
Total Consolidated System Traffic

Load Factor
Mainline Load Factor	Fourth Quarter Load Factor Outlook To Be Provided Later In The Quarter
Domestic Load Factor
Latin America Load Factor
Atlantic Load Factor
Pacific Load Factor
Total Mainline Load Factor
Regional Affiliates & Other Load Factor*
Consolidated Load Factor
Domestic Load Factor
International Load Factor
Total Consolidated Load Factor

*	Regional & Other outlook reflect flights operated under capacity purchase agreements, flights operated as part of our joint venture with Aer Lingus and charter operations.

Combined Company Outlook

based on unaudited pro forma purchase accounting adjustments

							PRO-FORMA
	Estimated Fourth Quarter 2010			Year-Over-Year % Change Higher/(Lower)			Estimated Full Year 2010			Year-Over-Year % Change Higher/(Lower)
Revenue
Mainline Passenger Unit Revenue (¢/ASM)	Fourth Quarter Revenue Outlook To Be Provided Later In The Quarter
Regional Affiliates & Other Passenger Unit Revenue (¢/ASM)
Consolidated Passenger Unit Revenue (¢/ASM)
Mainline Passenger Unit Revenue (¢/ASM)
Cargo, Mail and Other Revenue

Operating Expenses*
Mainline Unit Cost Excluding Profit Sharing and Non-Cash Net Mark-to-Market (MTM) Impacts (¢/ASM)	12.20	—	12.28	7.4%	—	8.2%	11.57	—	11.59	7.8%	—	7.9%
Regional Affiliates & Other Unit Cost (¢/ASM)	18.02	—	18.14	5.3%	—	6.0%	17.36	—	17.39	4.9%	—	5.1%
Consolidated Unit Cost Excluding Profit Sharing and Non-Cash Net MTM Impacts (¢/ASM)	12.95	—	13.04	7.1%	—	7.9%	12.32	—	12.34	7.7%	—	7.9%

Non-Fuel Expense*
Mainline Unit Cost Excluding Fuel and Profit Sharing (¢/ASM)	8.49	—	8.57	3.0%	—	4.0%	8.03	—	8.05	3.0%	—	3.3%
Regional Affiliates & Other Unit Cost Excluding Fuel (¢/ASM)	12.25	—	12.37	1.0%	—	2.0%	11.97	—	12.00	(2.0)%	—	(1.7)%
Consolidated Unit Cost Excluding Fuel and Profit Sharing (¢/ASM)	8.97	—	9.06	2.5%	—	3.5%	8.54	—	8.56	2.5%	—	2.8%
Select Expense Measures
Aircraft Rent ($MM)	$260						$1,025
Depreciation and Amortization ($MM)	$400						$1,525

Fuel Expense
Mainline Fuel Consumption (Million Gallons)	830						3,350
Mainline Fuel Price Excluding Hedges	$2.42 / Gallon						$2.28 / Gallon
Mainline Fuel Price Including Cash Settled Hedges	$2.41 / Gallon						$2.32 / Gallon

Mainline Fuel Price Including Cash Settled Hedges and Non-Cash Net MTM Gains/(Losses) (GAAP fuel expense per gallon)	$2.43 / Gallon						$2.33 / Gallon
Regional Affiliates & Other Fuel Consumption (Million Gallons)	180						730
Regional Affiliates & Other Fuel Price	$2.58 / Gallon						$2.45 / Gallon
Consolidated Fuel Price Including Cash Settled Hedges	$2.44 / Gallon						$2.34 / Gallon

Consolidated Fuel Price Including Cash Settled Hedges and Non-Cash Net MTM Gains/(Losses) (GAAP fuel expense per gallon)	$2.46 / Gallon						$2.35 / Gallon

*	Excludes special items and certain accounting charges and merger-related expenses

Combined Company Outlook

based on unaudited pro forma purchase accounting adjustments

Share Count

	4Q 2010
	(Estimated)
	Basic Share Count	Diluted Share Count	Interest Add-back
Net Income	(in millions)	(in millions)	(in millions)
Less than or equal to $0	322.7	322.7	$—
$1 million - $35 million	322.7	325.6	$—
$36 million - $60 million	322.7	365.3	$4
$61 million - $280 million	322.7	377.4	$7
$281 million - $297 million	322.7	381.6	$10
$298 million - $365 million	322.7	403.9	$28
$366 million - $408 million	322.7	408.2	$32
$409 million or greater	322.7	411.6	$36

	Full Year 2010 - PRO-FORMA
	(Estimated)
	Basic Share Count	Diluted Share Count	Interest Add-back
Net Income	(in millions)	(in millions)	(in millions)
Less than or equal to $0	316.7	316.7	$—
$1 million - $140 million	316.7	320.4	$—
$141 million - $239 million	316.7	360.1	$17
$240 million - $544 million	316.7	372.3	$26
$545 million - $1,175 million	316.7	380.2	$38
$1,176 million - $1,459 million	316.7	402.4	$109
$1,460 million - $1,614 million	316.7	406.8	$126
$1,615 million or greater	316.7	410.2	$141

These share count charts are based upon several assumptions including market stock price and number of shares outstanding. The number of shares used in the actual EPS calculation will likely be different from those set forth above.

2009 and Year-to-date 2010 Quarterly Pro Forma Operating Statistics

	1Q 2009	2Q 2009	3Q 2009	4Q 2009	1Q 2010	2Q 2010	3Q 2010
Capacity (Million ASMs)
Mainline Capacity
Domestic	28,147	29,794	30,824	28,393	27,034	29,062	30,162
Atlantic	10,960	12,630	12,846	10,683	10,589	12,182	13,668
Pacific	8,895	9,611	9,798	8,967	8,677	9,707	9,935
Latin America	5,191	4,468	4,501	4,191	5,231	4,879	4,615
Total Mainline Capacity	53,193	56,503	57,969	52,234	51,531	55,830	58,380

Regional Affiliate & Other Capacity*	7,224	7,517	8,048	7,742	7,804	8,511	8,774
Consolidated Capacity
Domestic	34,949	37,023	38,573	35,844	34,559	37,129	38,497
International	25,468	26,997	27,444	24,132	24,776	27,212	28,657
Total Consolidated Capacity	60,417	64,020	66,017	59,976	59,335	64,341	67,154

Traffic (Million RPMs)
Mainline Traffic
Domestic Traffic	22,344	25,703	26,863	23,704	22,067	25,172	26,298
Atlantic Traffic	7,545	10,356	11,125	8,896	8,106	10,340	11,891
Pacific Traffic	6,527	7,168	7,975	7,208	7,202	8,085	8,598
Latin America Traffic	4,045	3,559	3,757	3,364	4,231	3,869	3,832
Total Mainline Traffic	40,461	46,786	49,720	43,172	41,606	47,466	50,619

Regional Affiliates & Other Traffic*	5,153	5,899	6,354	5,942	5,846	6,831	7,086
Consolidated Traffic						—	—
Domestic Traffic	27,200	31,384	32,962	29,422	27,697	31,662	33,019
International Traffic	18,414	21,301	23,112	19,692	19,755	22,635	24,686
Total Consolidated Traffic	45,614	52,685	56,074	49,114	47,452	54,297	57,705

Load Factor
Mainline Load Factor
Domestic Load Factor	79.4%	86.3%	87.2%	83.5%	81.6%	86.6%	87.2%
Latin America Load Factor	77.9%	79.7%	83.5%	80.3%	80.9%	79.3%	83.0%
Atlantic Load Factor	68.8%	82.0%	86.6%	83.3%	76.6%	84.9%	87.0%
Pacific Load Factor	73.4%	74.6%	81.4%	80.4%	83.0%	83.3%	86.5%
Total Mainline Load Factor	76.1%	82.8%	85.8%	82.6%	80.7%	85.0%	86.7%

Regional Affiliates & Other Load Factor*	71.3%	78.5%	78.9%	76.8%	74.9%	80.3%	80.7%
Consolidated Load Factor
Domestic Load Factor	77.8%	84.8%	85.5%	82.1%	80.1%	85.3%	85.7%
International Load Factor	72.3%	78.9%	84.2%	81.6%	79.7%	83.2%	86.1%
Total Consolidated Load Factor	75.5%	82.3%	84.9%	81.9%	80.0%	84.4%	85.9%

*	Regional Affiliates & Other results only reflect flights operated under capacity purchase agreements, flights operated as part of our joint venture with Aer Lingus and charter operations.

Year-to-date 2010 Quarterly Unaudited Pro Forma Income Statement based on unaudited pro forma purchase accounting adjustments

(in $ millions, except per share data)	1Q 2010	2Q 2010	3Q 2010
Operating Revenue
Passenger:
Mainline	$5,123	$6,196	$6,619
Regional Affiliates & Other	1,308	1,601	1,644

Total Passenger	6,431	7,797	8,263
Cargo	259	301	290
Other operating revenue	692	768	779

Total operating revenue	7,382	8,866	9,332

Operating Expenses
Aircraft fuel	2,081	2,478	2,540
Salaries and related costs	1,758	1,881	2,028
Regional Capacity Purchase	584	610	624
Depreciation and amortization	386	372	383
Aircraft maintenance materials and outside repairs	358	370	382
Landing fees and other rents	475	491	501
Aircraft rent	254	255	256
Distribution expenses	317	359	373
Other impairments, merger-related costs and special items	28	84	21
Other operating expenses	1,083	1,104	1,143

Total operating expenses	7,324	8,004	8,251

Earnings from operations	58	862	1,081

Other Income/(Expense)
Interest expense, net	(254)	(244)	(252)
Miscellaneous, net	13	(11)	22

Total other income (expense), net	(241)	(255)	(230)

Income/(Loss) before income taxes and equity in earnings of affiliates	(183)	607	851
Income tax benefit/(expense)	(1)	2	—

Income/(Loss) before equity in earnings of affiliates	(184)	609	851
Equity in earnings of affiliates, net of tax	1	2	1

Net Income/(Loss)	$(183)	$611	$852

Earnings/(Loss) per share, basic	$(0.58)	$1.94	$2.70
Earnings/(Loss) per share, diluted	(0.58)	1.57	2.16

Weighted average shares outstanding, basic	313	315	316
Weighted average shares outstanding, diluted	313	410	411

Year-to-date 2010 Quarterly Selected Statistics

based on unaudited pro forma purchase accounting adjustments

	1Q 2010	2Q 2010	3Q 2010
Passenger Revenue per Available Seat Mile (PRASM)
Mainline PRASM (¢/ASM)	9.94	11.10	11.34
Consolidated PRASM (¢/ASM)	10.84	12.12	12.30

Cost per Available Seat Mile (CASM)
Mainline CASM (¢/ASM)	11.58	11.69	11.61
Special Items (¢/ASM)[1]	(0.05)	(0.18)	(0.05)
Profit Sharing (¢/ASM)	—	(0.20)	(0.29)
Net non-cash mark-to-market impact (“MTM”) (¢/ASM)	0.06	(0.07)	(0.02)
Mainline CASM excluding profit sharing, MTM impact and special items (¢/ASM)	11.59	11.24	11.25
Aircraft fuel (¢/ASM)[3]	(3.32)	(3.54)	(3.54)
Mainline CASM excluding fuel, profit sharing, special items and MTM impact (¢/ASM)	8.27	7.70	7.71

Consolidated CASM	12.34	12.43	12.29
Special Items (¢/ASM)[1]	(0.05)	(0.16)	(0.05)
Profit Sharing (¢/ASM)	—	(0.18)	(0.25)
Net non-cash mark-to-market impact per ASM	0.05	(0.06)	(0.02)
Consolidated CASM excluding profit sharing, MTM impact and special items (¢/ASM)	12.34	12.03	11.97
Aircraft fuel (¢/ASM)[2]	(3.56)	(3.79)	(3.76)
Consolidated CASM excluding fuel, profit sharing, MTM impact and special items (¢/ASM)	8.78	8.24	8.21

Fuel cost per Gallon (Cents)
Mainline average price per gallon of jet fuel	216.8	236.9	233.4
Mainline average price per gallon of jet fuel excluding MTM impact	220.8	232.6	232.0
Consolidated average price per gallon of jet fuel	220.0	238.7	233.7
Consolidated average price per gallon of jet fuel excluding MTM impact	223.3	235.2	232.6

Non-Operating Income/(Expense) ($ Millions)
Total Non-Operating Income/(Expense)	(241)	(255)	(230)
Non-Cash Net Mark To Market Gains/(Losses)	—	—	—
Total Non-Operating Income/(Expense) Excluding MTM Gains/(Losses)	(241)	(255)	(230)

Net Income/(Loss) ($ Millions)
Net Income/(Loss) (GAAP)	(183)	611	852
Special items[1]	—	(135)	44
Net Income/(Loss) excluding special items(Non-GAAP)	(183)	746	896

Weighted Averages Shares Outstanding (Millions)
Basic	313	315	316
Diluted	313	410	411

Earnings (Loss) per Share (“EPS”) ($)
Diluted EPS	$(0.58)	$1.57	$2.16
Special Items per share[1]	—	(0.33)	(0.10)
Diluted EPS excluding special items	(0.58)	1.90	2.26

[1]	Special items include merger-related costs, impairments, non-cash MTM and other one-time accounting charges (See Note 2 – Special Items)
[2]	Includes aircraft fuel and related taxes (excluding net non-cash mark-to-market impact)

2009 Quarterly Unaudited Pro Forma Income Statement

based on unaudited pro forma purchase accounting adjustments

(in $ millions, except per share data)	1Q 2009	2Q 2009	3Q 2009	4Q 2009	FY 2009 [1]
Operating Revenue
Passenger:
Mainline	$4,607	$4,960	$5,485	$5,079	$20,131
Regional Affiliates & Other	1,081	1,215	1,349	1,320	4,966

Total Passenger	5,688	6,175	6,834	6,399	25,097
Cargo	209	203	217	273	902
Other operating revenue	625	660	665	660	2,609

Total operating revenue	6,522	7,038	7,716	7,332	28,608

Operating Expenses
Aircraft fuel	1,588	1,534	2,137	1,942	7,201
Salaries and related costs	1,688	1,763	1,750	1,743	6,944
Regional Capacity Purchase	570	589	602	589	2,349
Depreciation and amortization	378	370	375	422	1,545
Aircraft maintenance materials and outside repairs	367	389	401	380	1,540
Landing fees and other rents	458	479	479	456	1,872
Aircraft rent	269	268	265	254	1,056
Distribution expenses	284	302	321	300	1,207
Other impairments, merger-related costs and special items	123	132	63	172	490
Other operating expenses	1,088	1,086	1,102	1,146	4,421

Total operating expenses	6,813	6,912	7,495	7,404	28,625

Earnings/(Loss) from operations	(291)	126	221	(72)	(17)

Other Income/(Expense)
Interest expense, net	(192)	(193)	(208)	(226)	(818)
Miscellaneous, net	(7)	52	(10)	28	62

Total other income (expense), net	(199)	(141)	(218)	(198)	(756)

Income/(Loss) before income taxes and equity in earnings of affiliates	(490)	(15)	3	(270)	(773)
Income tax benefit/(expense)	29	13	4	3	49

Income/(Loss) before equity in earnings of affiliates	(461)	(2)	7	(267)	(724)
Equity in earnings of affiliates, net of tax	1	2	2	1	6

Net Income/(Loss)	$(460)	$—	$9	$(266)	$(718)

Earnings/(Loss) per share, basic	$(1.68)	$—	$0.03	$(0.85)	$(2.51)
Earnings/(Loss) per share, diluted	(1.68)	—	0.03	(0.85)	(2.51)

Weighted average shares outstanding, basic	274	275	284	312	286
Weighted average shares outstanding, diluted	274	275	284	312	286

[1]	Quarterly amounts may not sum to the annual amounts due to rounding

2009 Quarterly Selected Statistics

based on unaudited pro forma purchase accounting adjustments

	1Q 2009	2Q 2009	3Q 2009	4Q 2009	FY 2009
Passenger Revenue per Available Seat Mile (PRASM)
Mainline PRASM (¢/ASM)	8.66	8.78	9.46	9.72	9.15
Consolidated PRASM (¢/ASM)	9.41	9.65	10.35	10.67	10.02

Cost per Available Seat Mile (CASM)
Mainline CASM (¢/ASM)	10.57	10.06	10.65	11.61	10.71
Special Items (¢/ASM)[1]	(0.20)	(0.26)	(0.13)	(0.34)	(0.23)
Profit Sharing (¢/ASM)	—	—	—	(0.04)	(0.01)
Net non-cash mark-to-market impact (“MTM”) (¢/ASM)	0.35	0.54	0.05	0.12	0.27

Mainline CASM excluding profit sharing, MTM impact and special items (¢/ASM)	10.72	10.34	10.57	11.35	10.74
Aircraft fuel (¢/ASM)[2]	(2.82)	(2.73)	(3.10)	(3.11)	(2.94)
Mainline CASM excluding fuel, profit sharing, special items and MTM impact (¢/ASM)	7.90	7.61	7.47	8.24	7.80

Consolidated CASM	11.28	10.80	11.35	12.35	11.43
Special Items (¢/ASM)[1]	(0.18)	(0.23)	(0.12)	(0.32)	(0.21)

Profit Sharing (¢/ASM)	—	—	—	(0.04)	(0.01)
Net non-cash mark-to-market impact per ASM	0.31	0.47	0.04	0.11	0.23

Consolidated CASM excluding profit sharing, MTM impact and special items (¢/ASM)	11.41	11.04	11.27	12.10	11.44
Aircraft fuel (¢/ASM)[2]	(2.94)	(2.87)	(3.27)	(3.35)	(3.11)
Consolidated CASM excluding fuel, profit sharing, MTM impact and special items (¢/ASM)	8.47	8.17	7.99	8.75	8.33

Fuel cost per Gallon (Cents)
Mainline average price per gallon of jet fuel	163.0	144.3	201.1	195.6	176.0
Mainline average price per gallon of jet fuel excluding MTM impact	186.8	179.9	204.0	203.8	193.5
Consolidated average price per gallon of jet fuel	164.6	149.5	201.8	200.4	179.2
Consolidated average price per gallon of jet fuel excluding MTM impact	184.4	179.2	204.2	207.1	193.8

Non-Operating Income/(Expense) ($ Millions)
Total Non-Operating Income/(Expense)	(199)	(141)	(218)	(198)	(756)
Non-Cash Net Mark To Market Gains/(Losses)	72	135	34	38	279
Total Non-Operating Income/(Expense) Excluding MTM Gains/(Losses)	(271)	(276)	(252)	(236)	(1,035)

Net Income/(Loss) ($ Millions)
Net Income/(Loss) (GAAP)	(460)	—	9	(266)	(718)
Special items[1]	185	305	(17)	(79)	394
Net Income/(Loss) excluding special items(Non-GAAP)	(645)	(305)	26	(187)	(1,112)

Weighted Averages Shares Outstanding (Million)
Basic	274	275	284	312	286
Diluted	274	275	284	312	286

Earnings/(Loss) per Share (“EPS”) ($)
Diluted EPS	$(1.68)	$—	$0.03	$(0.85)	$(2.51)
Special Items per share[1]	0.68	1.11	(0.06)	(0.25)	1.38
Diluted EPS excluding special items	(2.36)	(1.11)	0.09	(0.60)	(3.89)

[1]	Special items include merger-related costs, impairments, non-cash MTM and other one-time accounting charges (See Note 2 – Special Items)
[2]	Includes aircraft fuel and related taxes (excluding net non-cash mark-to-market impact)

Year-over-Year Monthly Passenger Unit Revenue Statistics

based on pro forma purchase accounting adjustments

	2009 vs. 2008
	Jan.	Feb.	March	April	May	June	July	August	Sept.	Oct.	Nov.	Dec.
Passenger Revenue per ASM (PRASM)
Mainline	(6.4%)	(13.8%)	(17.5%)	(15.3%)	(20.5%)	(21.5%)	(18.1%)	(17.7%)	(16.2%)	(12.8%)	(5.4%)	0.0%
Regional Affiliates & Other*	(12.1%)	(20.5%)	(23.2%)	(16.8%)	(17.6%)	(20.9%)	(11.6%)	(13.2%)	(12.2%)	(7.8%)	(3.4%)	(0.9%)
Consolidated PRASM	(6.9%)	(14.2%)	(17.8%)	(15.3%)	(19.8%)	(20.9%)	(16.7%)	(16.5%)	(15.0%)	(11.6%)	(4.5%)	0.4%

	2010 vs. 2009
	Jan.	Feb.	March	April	May	June	July	August	Sept.
Passenger Revenue per ASM (PRASM)
Mainline	6.3%	16.4%	23.4%	22.1%	28.0%	28.6%	22.9%	19.8%	17.0%
Regional Affiliates & Other*	2.6%	11.0%	20.0%	12.6%	13.7%	20.9%	12.9%	13.2%	7.4%
Consolidated PRASM	6.2%	16.1%	23.4%	21.5%	26.3%	27.9%	21.7%	19.1%	15.6%

*	Regional Affiliates & Other results only reflect flights operated under capacity purchase agreements, flights operated as part of our joint venture with Aer Lingus and charter operations

Note 1

Details regarding the adjustments included in the pro-forma financial statements in this document are provided below and reflect the adjustments made to the combined Company’s financial statements to align with the new income statement presentation.

(in $ millions)
Increase/(Decrease)	1Q 2009	2Q 2009	3Q 2009	4Q 2009	1Q 2010	2Q 2010	3Q 2010
Passenger Revenue
Mainline	(221)	(235)	(231)	(222)	(237)	(272)	(288)
Regional Affiliates & Other	18	10	(2)	7	(16)	(28)	(25)
Other Revenue
Other Operating Revenue	216	233	245	218	247	283	295

Total Revenue	13	8	12	3	(6)	(17)	(18)

Operating Expense
Aircraft Fuel	183	200	245	256	269	312	314
Salaries & Related Costs	36	35	36	39	42	41	44
Regional Affiliates	(314)	(336)	(384)	(402)	(432)	(512)	(502)
Depreciation & Amortization	3	3	4	5	8	8	8
Aircraft Maintenance & Outside Repairs	(5)	(6)	(5)	(5)	(5)	(5)	(5)
Landing Fees & Other Rent	23	29	26	28	29	30	28
Distribution Expense	10	13	16	11	9	15	19
Other Operating Expense	76	69	73	71	66	86	69

Total Operating Expense	12	7	11	3	(14)	(25)	(25)

Operating Earnings Impact	1	1	1	—	8	8	7
Non-Operating Expense	1	2	2	—	8	10	7
Income Before Income Taxes & Equity in Earnings of Affiliates	—	(1)	(1)	—	—	(2)	—
Income Tax Benefit/(Expense)	—	—	—	—	—	—	—
Income Before Equity in Earnings of Affiliates	—	(1)	(1)	—	—	(2)	—
Equity in Earnings of Affiliates, Net of Tax	—	1	1	—	—	2	—

Net Income/(Loss)	—	—	—	—	—	—	—

Details regarding the income statement adjustments due to purchase accounting included in both the pro-forma financial statements and the guidance provided for the Fourth Quarter in this document are provided below.

(in $ millions) Increase/(Decrease)	1Q 2009	2Q 2009	3Q 2009	4Q 2009	1Q 2010	2Q 2010	3Q 2010	4Q 2010
Passenger Revenue
Advance Ticket Sales (a)	(35)	(41)	(12)	(6)	15	21	7	4
Frequent Flyer Deferred Revenue (b)	(51)	(16)	21	—	—	32	25	(8)
Other Revenue
Frequent Flyer Deferred Revenue (b)	(49)	(47)	(46)	(30)	(27)	(29)	(19)	(10)
Deferred Gains (c)	(9)	(10)	(9)	(10)	(10)	(10)	(10)	(10)

Total Revenue	(144)	(114)	(46)	(46)	(22)	14	3	(24)

Aircraft Fuel
Fuel Hedge Adjustment (d)	(129)	(222)	(53)	—	—	—	—	15
Salaries & Related Costs
Pension Liability Adjustment (e)	(34)	(34)	(34)	(38)	(28)	(29)	(29)	(24)
Profit Sharing (f)	—	—	—	28	—	27	19	—
Depreciation & Amortization
Revaluation of Assets (g)	31	27	27	49	31	27	27	49
Aircraft Rent
Revaluation of Operating Leases (h)	(58)	(58)	(58)	(58)	(58)	(58)	(58)	(56)
Deferred Gains (c)	2	2	2	2	2	2	2	2
Special Operating Items (i)	—	—	—	(29)	—	(46)	(55)	—
All Other Operating Expense
Other Purchase Accounting (j)	(1)	(1)	(1)	(1)	(1)	(1)	(1)	(1)

Total Operating Expense	(189)	(286)	(117)	(47)	(54)	(78)	(95)	(15)

Operating Earnings Impact	45	172	71	1	32	92	98	(9)
Non-Operating Expense (k)	(13)	(13)	(13)	(13)	(13)	(13)	(13)	(13)
Pre-Tax Earnings Impact	58	185	84	14	45	105	111	4
Income Tax Expense (l)	—	—	—	(125)	—	—	—	—
Net Income Impact	58	185	84	(111)	45	105	111	4

(a)	Advance Ticket Sales

A reduction of Continental’s advance ticket sales to conform to UAL’s accounting policy for ticket breakage. Historical periods adjusted to reflect new policy.

(b)	Frequent Flyer Deferred Revenue

Adjustments to (i) eliminate the existing liability for Continental’s OnePass frequent flyer program, a portion of which was accounted under the incremental cost method and recorded within the air traffic liability, (ii) record the fair value of Continental’s OnePass liability and (iii) reflect the adoption of deferred revenue accounting to conform to UAL’s frequent flyer accounting policy and financial statement presentation. The frequent flyer adjustment was determined by assuming that the deferred revenue accounting model was adopted on January 1, 2008, and then readopted on October 1, 2008, October 1, 2009 and October 1, 2010 to create meaningful year over year comparisons. The implementation of deferred revenue accounting has a disproportionately negative impact in the first year, as miles that are expected to expire unused are put on the balance sheet at a zero value, depressing the per mile value of all miles outstanding. Therefore, when miles are redeemed or expire unused, they are recognized at a lower per mile rate than when the policy has been implemented for a period of time.

(c)	Deferred Gains

An adjustment to reduce Continental’s liabilities related to the elimination of deferred gains associated with certain long–term contracts. Historical periods adjusted to remove deferred gains.

(d)	Fuel Hedge Adjustment

As a result of the elimination of all of Continental’s stockholders’ equity, the quarterly unaudited Pro Forma income statement reflect lower aircraft fuel expenses related to Continental’s fuel hedge losses that had previously been deferred in accumulated other comprehensive income (loss) but were eliminated upon the application of the acquisition method of accounting.

(e)	Pension Liability

As a result of adjustments to record Continental’s pension assets at fair value, remeasure its pension and postretirement benefit obligations at current discount rates and eliminate unrecognized prior service cost and unrecognized actuarial losses recorded in other comprehensive income (loss). The quarterly unaudited Pro Forma income statement reflect lower salaries and related costs related to the elimination of amortization or settlement charge recognition of pension and postretirement prior service costs and actuarial gains and losses.

(f)	Profit Sharing

An adjustment to record the profit sharing expense associated with other pro forma adjustments.

(g)	Revaluation of Assets

All assets are revalued as of the date of purchase accounting implementation. The quarterly unaudited Pro Forma income statement reflect the impact of the revaluation of aircraft fuel, spare parts and supplies, property and equipment, capital leases, intangible assets such as Continental’s slots and frequent flyer customer database and other agreements. Historical periods adjusted to reflect expectation of depreciation impact in 4Q10 through 3Q11 to create meaningful year over year comparisons.

(h)	Revaluation of Aircraft Operating Leases

Adjustments to (i) eliminate Continental’s aircraft rent leveling accounts and (ii) record the fair value of Continental’s aircraft operating leases. Historical periods adjusted to reflect expectation of aircraft rent impact in 4Q10.

(i)	Merger–Related Costs

A reduction of other impairments and special items to remove the effect of one–time costs directly related to the merger. .

(j)	Other Purchase Accounting

Other purchase accounting impacts include (i) A decrease in aircraft maintenance, material and outside repair expense to reflect the fair value of a Continental maintenance contract with a third party; (ii) an increase in facility operating lease expense due to the elimination of Continental’s facility rent leveling accounts and revaluation of fair value of facility operating leases. Historical periods adjusted to reflect the expectation of purchase accounting impact on these items in 4Q10.

(k)	Interest Expense

A reduction of long–term debt and capital leases to reflect the fair value of Continental’s long–term debt and the elimination of other noncurrent assets primarily associated with deferred debt issuance costs incurred by Continental. The difference between the fair value and the face amount of each borrowing is amortized as interest expense over the remaining term of the borrowings based on the maturity dates. Historical periods adjusted to reflect the expectation of interest expense impact in 4Q10.

(l)	Income Taxes

To record the income tax effects of the purchase accounting adjustments.

Note 2 – Special Items

The table below details the impact of special items on net income for the pro-forma combined Company:

(in $ millions)	1Q 2009	2Q 2009	3Q 2009	4Q 2009	1Q 2010	2Q 2010	3Q 2010
Pro Forma Net Income	(460)	—	9	(266)	(183)	611	852
Special items:
UAL Impairments	110	40	19	74	17	73	22
Special charges (net of tax of $0)	(6)	63	41	68	3	21	8
Merger-related costs (net of tax of $0)	—	—	—	—	—	28	44
Non-cash, net mark-to-market impact	(263)	(440)	(59)	(103)	(31)	37	12
Less: income tax adjustments	(30)	(12)	(4)	25	1	(2)	—

	(189)	(349)	(3)	64	(10)	157	86
CAL Impairments	—	31	—	—	—	—	—
Special charges (net of tax of $0)	4	13	20	77	10	6	2
Merger-related costs (net of tax of $0)	—	—	—	—	—	18	11
Less: income tax adjustments	—	—	—	(158)	—	—	—

	4	44	20	(81)	10	24	13
Pro Forma Adj
Merger-related costs (net of tax of $0)	—	—	—	—	—	(46)	(55)
Special charges (net of tax of $0)	—	—	—	(29)	—	—	—
Less: income tax adjustments	—	—	—	125	—	—	—

	—	—	—	96	—	(46)	(55)

Adjusted Pro Forma Net Income	(645)	(305)	26	(187)	(183)	746	896

Basic Shares	274	275	284	312	313	315	316
Diluted Shares	274	275	284	312	313	410	411

Adjusted Basic EPS	(2.35)	(1.11)	0.09	(0.60)	(0.58)	2.37	2.84
Adjusted Diluted EPS	(2.35)	(1.11)	0.09	(0.60)	(0.58)	1.90	2.26

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Certain statements included in this presentation are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements which do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this presentation are based upon information available to us on the date of this presentation. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; our ability to utilize our net operating losses; our ability to attract and retain customers; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; demand for travel and the impact that global economic conditions have on customer travel patterns; excessive taxation and the inability to offset future taxable income; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aviation fuel and energy refining capacity in relevant markets); our ability to cost-effectively hedge against increases in the price of aviation fuel; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aviation and other insurance; the costs associated with security measures and practices; industry consolidation or changes in airline alliances; competitive pressures on pricing and on demand; our capacity decisions and the capacity decisions of our competitors; U.S. or foreign governmental legislation, regulation and other actions (including open skies agreements); labor costs; our ability to maintain satisfactory labor relations and the results of the collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; the possibility that expected merger synergies will not be realized or will not be realized within the expected time period; and other risks and uncertainties set forth under Item 1A., Risk Factors of Annual Report on Form 10-K, as well as other risks and uncertainties set forth from time to time in the reports we file with the SEC. Consequently, forward-looking statements should not be regarded as representations or warranties by us that such matters will be realized.

For further questions, contact Investor Relations at (312) 997-8610 or investorrelations@united.com

Non-GAAP To GAAP Reconciliations

Pursuant to SEC Regulation G, the Company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis. The Company believes that excluding fuel costs and certain other items from some measures is useful to investors because it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence, and the effects of certain other items that would otherwise make analysis of the Company’s operating performance more difficult.

	Q4 2010 Estimate		Full Year 2010 Estimate
Operating expense per ASM – CASM (cents)	Low	High	Low	High
Mainline operating expense excluding profit sharing	12.23	12.31	11.59	11.61
Special items and other exclusions (a)	—	—	—	—

Mainline operating expense excluding profit sharing and special items(a)	12.23	12.31	11.59	11.61
Plus: net non-cash mark-to-market impact (b)	(0.03)	(0.03)	(0.02)	(0.02)

Mainline operating expense excluding profit sharing, net non-cash mark-to-market impact and special items (b)	12.20	12.28	11.57	11.59
Less: fuel expense (excluding net non-cash mark-to-market impact) (c)	(3.71)	(3.71)	(3.54)	(3.54)

Mainline operating expense excluding fuel, profit sharing and special items (c)	8.49	8.57	8.03	8.05

	Q4 2010 Estimate		Full Year 2010 Estimate
Regional Affiliates & Other expense per ASM – CASM (cents)	Low	High	Low	High
Regional Affiliates & Other operating expense	18.02	18.14	17.36	17.39
Less: Regional Affiliates & Other fuel expense	(5.77)	(5.77)	(5.39)	(5.39)

Regional CASM excluding fuel	12.25	12.37	11.97	12.00

	Q4 2010 Estimate		Full Year 2010 Estimate
Operating expense per ASM – CASM (cents)	Low	High	Low	High
Consolidated operating expense excluding profit sharing	12.97	13.06	12.33	12.35
Special items and other exclusions (a)	—	—	—	—

Consolidated operating expense excluding profit sharing and special items (b)	12.97	13.06	12.33	12.35
Plus: net non-cash mark-to-market impact (b)	(0.02)	(0.02)	(0.01)	(0.01)

Consolidated operating expense excluding profit sharing, net non-cash mark-to-market impact and special items	12.95	13.04	12.32	12.34
Less: fuel expense (excluding net non-cash mark-to-market impact) (c)	(3.98)	(3.98)	(3.78)	(3.78)

Consolidated expense excluding fuel, profit sharing and special items (c)	8.97	9.06	8.54	8.56

(a)	Operating expense per ASM – CASM excludes special items, the impact of certain primarily non-cash impairment, severance and other similar accounting charges. While the Company anticipates that it will record such special items and charges throughout the year and may record profit sharing, at this time the Company is unable to provide an estimate of these items with reasonable certainty.
(b)	These financial measures provide management and investors the ability to measure and monitor the Company’s performance on a consistent basis.
(c)	Both the cost and availability of fuel are subject to many economic and political factors and are therefore beyond the Company’s control.